UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________________

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 20, 2015

Safeguard Scientifics, Inc.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-5620	23-1609753
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer ID No.)
incorporation or organization)

435 Devon Park Drive
Building 800
Wayne, PA		19087
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	610-293-0600

Not applicable
(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.    Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of Safeguard Scientifics, Inc. (the “Company”) was held on May 20, 2015. As of the Record Date of March 31, 2015, there were 20,708,306 shares of common stock outstanding and entitled to notice of and to vote at the Annual Meeting. The matters voted upon at the Annual Meeting and the results of the voting are set forth below.
Proposal I - Election of Directors
Shareholders approved the election of nine directors to serve as directors for a one-year term to expire at the 2016 Annual Meeting.  The voting results for this proposal are as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Andrew E. Lietz	15,223,657	513,690	3,220,561
Stephen T. Zarrilli	15,348,437	388,910	3,220,561
Mara G. Aspinall	15,389,676	347,671	3,220,561
Julie A. Dobson	15,185,216	552,131	3,220,561
Stephen Fisher	15,395,790	341,557	3,220,561
George MacKenzie	15,353,613	383,734	3,220,561
Jack L. Messman	15,270,496	466,851	3,220,561
John J. Roberts	14,219,384	1,517,963	3,220,561
Robert J. Rosenthal	14,247,986	1,489,361	3,220,561
Proposal II - Advisory Vote Concerning Executive Compensation of the Named Executive Officers
Shareholders approved, on an advisory basis, the Company’s compensation of its named executive officers, as disclosed in the Compensation Discussion and Analysis and Executive Compensation sections of the Company’s 2015 Annual Meeting Proxy Statement. The voting results for this proposal are as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
15,120,910	517,279	99,158	3,220,561

Proposal III - Ratification of the Appointment of KPMG as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2015
Shareholders ratified the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for its 2015 fiscal year.  The voting results for this proposal are as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
18,771,048	124,172	62,688	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.

Dated: May 21, 2015	By:	/s/ BRIAN J. SISKO
Brian J. Sisko
Chief Operating Officer, Executive Vice President and Managing Director